Exhibit 99.6


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                           MATRIX PHARMACEUTICAL, INC.

                            STOCK ISSUANCE AGREEMENT


         AGREEMENT made this _____ day of June 1997, by and between Matrix Pharmaceutical, Inc., a Delaware corporation, and _____________________, a Participant in the Corporation's 1988 Restricted Stock Plan.

         All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.


     A.  PURCHASE OF SHARES

         1. Purchase. Participant hereby purchases __________ shares of Common Stock (the "Purchased Shares") pursuant to the provisions of the Shared Investment Program of the Plan at the purchase price of $_______________________ per share (the "Purchase Price").

         2. Payment. Concurrently with the delivery of this Agreement to the Corporation, Participant shall pay the Purchase Price for the Purchased Shares by delivering (i) a full-recourse Promissory Note (the "Note") payable to the Corporation (in the form attached hereto as Exhibit I) and (ii) a Stock Pledge Agreement (in the form attached hereto as Exhibit II) pursuant to which the Purchased Shares shall serve as collateral for the payment of the Note.

         3. Stockholder Rights. Participant shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of this Agreement. The certificates for the Purchased Shares shall be held by the Corporation under the Stock Pledge Agreement, and the Participant shall accordingly deliver to the Corporation a duly-executed Assignment Separate from Certificate for each certificate representing the Purchased Shares pledged with the Corporation.

     B.  TRANSFER RESTRICTIONS

         1. Restrictions on Sale. The Participant shall be permitted to sell all or any portion of Purchased Shares, subject to the following restrictions:

               a. The Participant may not sell any portion of the Purchased Shares before the first anniversary of Purchase Date, except in the event of the Participant's death, Permanent Disability or other cessation of Service or the occurrence of a Change in Control. Such restriction shall be applicable whether or not there is an outstanding balance under the Participant's Note.

               b. The Participant may not sell any portion of the Purchased Shares while there is any outstanding unpaid balance (principal and accrued interest) under his or her Note, unless the proceeds realized from the sale of the Purchased Shares are simultaneously applied first to the payment of the principal portion of the Note attributable to those shares plus the accrued and unpaid interest on that principal portion.



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               c.  The  Participant  shall  notify  the  Corporation's   Finance
     Department prior to any sale of the Purchased Shares while there is an unpaid balance outstanding on his or her Note.

         2. Restrictive Legend. The stock certificate for the Purchased Shares shall be endorsed with the following restrictive legend:

                           "The shares represented by this certificate are subject to certain transfer restrictions imposed pursuant to that certain Stock Issuance Agreement between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares) dated June , 1997 and may not be sold, assigned, transferred, encumbered or made the subject of any disposition except in conformity with the terms of that Stock Issuance Agreement. A copy of such agreement is maintained at the Corporation's principal corporate offices."

     C.  SHARED INVESTMENT

     To the extent the Purchased Shares are sold by the Participant and the sale proceeds are to be applied to the payment of his or her Note pursuant to the requirements of Subsection B.1.b, the following provisions shall apply:

         1. Loss on Sale. If the Participant remains in Service until the first anniversary of the Purchase Date, then the Corporation shall share the Loss (if any) which the Participant may incur upon the subsequent sale of the Purchased Shares. The risk of the Loss on the Purchased Shares shall be allocated as follows:

               a. To the extent any portion of the Purchased Shares is sold before the third anniversary of the Purchase Date, the Participant shall be responsible for one hundred percent (100%) of the Loss incurred on that portion of the Purchased Shares.

               b. To the extent any portion of the Purchased Shares is sold on or after the third anniversary of the Purchase Date, the Participant shall be responsible for only fifty percent (50%) of the Loss on that portion of the Purchased Shares.

         2. Gain on Sale. The Corporation shall be entitled under certain circumstances to share in the Gain (if any) which the Participant may realize upon the subsequent sale of the Purchased Shares. The sharing of such Gain on the Purchased Shares shall be allocated a follows:

               a. To the extent any portion of the Purchased Shares is sold before the second anniversary of the Purchase Date, the Participant shall only be entitled to receive fifty percent (50%) of the Gain on that portion of the Purchased Shares, and the remaining fifty percent (50%) of the Gain shall immediately be paid over to the Corporation.

               b. To the extent any portion of the Purchased Shares is sold on or after the second anniversary of the Purchase Date but before the third anniversary of such Purchase Date, the Participant shall only be entitled to receive seventy-five percent (75%) of the Gain on that portion of the Purchased Shares, and the remaining twenty-five percent (25%) of the Gain shall immediately be paid over to the Corporation.

               c. To the extent any portion of the Purchased Shares is sold on or after the third anniversary of the Purchase Date, the Participant shall be entitled to receive one hundred percent (100%) of the Gain on that portion of the Purchased Shares.

                                       2.

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         3. Death or Permanent Disability.  Should the Participant cease Service by reason of his or her death or Permanent Disability at any time while there is an outstanding unpaid balance under his or her Note, then the Participant (or the representative of his or her estate) may sell all or any portion of the Purchased Shares, subject only to the restrictions specified in Subsections B.1.b and B.1.c. Upon the Participant's death, her or his Note shall become immediately due and payable.

            With respect to any Purchased Shares sold after the Participant's death or Permanent Disability while there is an unpaid balance outstanding under his or her Note, the Participant shall be not responsible for any Loss incurred on the sale of those Purchased Shares and shall be entitled to receive one hundred percent (100%) of any Gain realized on the sale of the Purchased Shares.

            This Section 3 shall not be applicable to any sale of the Purchased Shares effected (i) before the Participant's death or Permanent Disability or
(ii) after the payment of the entire balance owed under his or her Note.

         4. Other Cessation of Service. Should the Participant cease Service for any reason other than death or Permanent Disability, then the following provisions shall apply:

               a. Should such cessation of Service occur before the first anniversary of the Purchase Date, then (i) all sales of the Purchased Shares shall remain subject to the restrictions specified in Subsections B.1.b. and B.1.c. of this Agreement, (ii) the Participant shall be responsible for one hundred percent (100%) of any Loss incurred on the sale of the Purchased Shares, whether the sale is effected before or after his or her Note is paid, and (iii) the Participant shall be entitled to receive only fifty percent (50%) of any Gain realized on any sale of the Purchased Shares, and the remaining fifty percent (50%) of that Gain shall be paid to the Corporation simultaneously with the sale.

               b. Should such cessation of Service occur on or after the first anniversary of the Purchase Date, all terms and conditions of this Agreement shall apply to the sale of the Purchased Shares, including the transfer restrictions of Subsections B.1.b and B.1.c and the Gain/Loss sharing provisions of Subsections C.1. and C.2. of this Agreement.

         5. Change in Control

            Immediately prior to the consummation of a Change in Control, the restriction on the sale of the Purchased Shares specified in Subsections B.1.a of this Agreement shall lapse. In addition, if the Participant remains in Service through the effective date of such Change in Control, then the following special provisions shall be in effect:

               a. The Participant shall be deemed to have continued in Service until the first anniversary of the Purchase Date (should the Change in Control occur before the first anniversary of the Purchase Date).

               b. The Participant shall be deemed to have sold the Purchased Shares after the third anniversary of the Purchase Date for purposes of Subsections C.1. and C.2. of this Agreement (should the sale of the Purchased Shares occur before the third anniversary of the Purchase Date).

         6. Risk Sharing Payment. Should the Participant sell any portion of the Purchased Shares at a Loss while the balance of his or her Note attributable to those shares remains unpaid and

                                       3.

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outstanding, then the Corporation shall assume the portion (if any) of that Loss for which the Participant is not responsible pursuant to the loss sharing provisions of Subsection C.1. or C.3. The Corporation shall satisfy such obligation by delivering a check payable to the Participant in an amount equal to that portion ("Risk Sharing Payment") simultaneously with the Participant's payment of the portion of the unpaid balance of his or her Note attributable to the Purchased Shares which are the subject of that sale. The Corporation anticipates that the Risk Sharing Payment will constitute compensation income to the Participant, subject to the Corporation's collection of all applicable income and employment withholding taxes. The Corporation also anticipates that the Risk Sharing Payment will be deductible for federal income tax purposes as compensation in the taxable year in which such payment is made. However, should the Corporation determine that it will be not entitled to a current income tax deduction for the Risk Sharing Payment by reason of the limitations imposed under Code Section 162(m) and the related Treasury Regulations, then the Corporation shall not make the Risk Sharing Payment to the Participant in connection with the repayment of his or her Note. Instead the Participant shall be entitled to receive deferred compensation equal to the Risk Sharing Payment at a time and in a form which will allow the Corporation to obtain an income tax deduction for that payment. The Plan Administrator shall have the sole discretion to set the terms and conditions on which such a deferred compensation arrangement is to be implemented.

     D.  GENERAL PROVISIONS

         1. No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason, with or without cause.

         2. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

         3. No Waiver. A waiver of any breach or condition of this Agreement shall not be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         4. Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Purchased Shares pursuant to the provisions of this Agreement.

         5. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

         7. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant's assigns and the legal representatives, heirs and legatees of Participant's estate, whether or not

                                       4.

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any such person shall have become a party to this  Agreement  and have agreed in writing to join herein and be bound by the terms hereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                         MATRIX PHARMACEUTICAL, INC.

                                         By:____________________________________

                                         Title:_________________________________

                                         Address:_______________________________

                                         _______________________________________


                                         _______________________________________


                                         PARTICIPANT

                                         Address:_______________________________

                                         _______________________________________



                                       5.

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                                    APPENDIX

        The following definitions shall be in effect under the Agreement:


     A. Agreement shall mean this Stock Issuance Agreement.

     B. Board shall mean the Corporation's Board of Directors.

     C. Change in Control shall be deemed to occur upon a change in ownership or control of the Corporation effected through any of the following transactions:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

         (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation,

         (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

         (iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     D. Code shall mean the Internal Revenue Code of 1986, as amended.

     E. Common Stock shall mean the Corporation's common stock.

     F.  Corporation  shall  mean  Matrix   Pharmaceutical,   Inc.,  a  Delaware
corporation.

     G. Gain shall mean the excess of (i) the aggregate pre-tax sale proceeds realized upon the sale of one or more Purchased Shares over (ii) the aggregate Purchase Price paid for those Purchased Shares.

     H. Loss shall mean the excess of (i) the aggregate Purchase Price paid for one or more Purchased Shares which are subsequently sold by the Participant over
(ii) the aggregate pre-tax sale proceeds realized upon the sale of those Purchased Shares.



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     I. Note shall mean the  purchase-money  promissory  note of the Participant payable to  Corporation  in  connection  with the  acquisition  of the Purchased
Shares.

     J. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     K. Participant shall mean the person to whom the Purchased Shares are issued under the Shared Investment Program.

     L. Permanent Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to have a continuous duration of twelve (12) consecutive months or more.

     M. Plan shall mean the Corporation's 1988 Restricted Stock Plan.

     N. Plan Administrator shall mean the Compensation Committee of the Board acting in its capacity as administrator of the Plan.

     O. Purchase Date shall mean the date on which the Participant purchases the Purchased Shares.

     P. Purchase Price shall have the meaning assigned to such term in Paragraph A.1.

     Q. Purchased Shares shall have the meaning assigned to such term in Paragraph A.1.

     R. Service shall mean the Participant's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or a consultant.

     S. Shared Investment Program shall mean the Shared Investment Program in effect under the Plan.

     T. Stock Pledge Agreement shall mean the agreement between the Corporation and the Participant pursuant to which the Purchased Shares have been pledged as security for the Note.

     U. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                       2.